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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 22, 2007

DATAJUNGLE SOFTWARE INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hines Road, Suite 202, Ottawa, Ontario, Canada	K2K 3C7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (613) 254-7246

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 Entry into a Material Definitive Agreement

On August 22, 2007, DataJungle Software Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) whereby Paul Gariboldi (the “Consultant”) agreed to provide services to the Company consistent with that of an Executive Vice President until August 15, 2008.  The terms of the Agreement are as follows:

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The Company will pay the Consultant a fee of $10,000 per month;

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The Company will grant warrants to purchase 1,000,000 restricted shares of common stock of the Company to the Consultant at an exercise price of $0.25 expiring on August 15, 2011.  The warrants will vest on July 31, 2008, have a cashless exercise provision and a provision restricting conversion if the exercise would cause the Consultant and its affiliates to exceed 4.99% of the outstanding shares of common stock of the Company;

Item 3.02 Unregistered Sales of Equity Securities

On August 22, 2007, the Company agreed to issue warrants to purchase 1,000,000 shares of restricted common stock pursuant to the Agreement described in Item 1.01 above.

This transaction was exempt pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2007, Paul Gariboldi was appointed Executive Vice President of the Company pursuant to the Agreement described in Item 1.01 above.

On August 24, 2007, David L. Morris was appointed to the Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1

August 22, 2007 Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DataJungle Software Inc.

/s/ Larry Bruce

___________________________________

Larry Bruce, Chief Financial Officer, Secretary &

Treasurer

Date: August 28, 2007